Exhibit 10.73

EXECUTION COPY

GREAT PLAINS NATURAL GAS COMPANY

SECOND AMENDMENT AND WAIVER TO NOTE PURCHASE AGREEMENT

Dated as of April 9, 2012

Re:

Note Purchase Agreement dated as of November 1, 2010, as heretofore amended

and

Floating Rate Senior Secured Guaranteed Notes due May 3, 2014

TABLE OF CONTENTS

(Not a part of this Second Amendment and Waiver to Note Purchase Agreement)

-i-

GREAT PLAINS NATURAL GAS COMPANY

8500 STATION STREET, SUITE 100

MENTOR, OHIO 44060

SECOND AMENDMENT AND WAIVER TO NOTE PURCHASE AGREEMENT

Dated as of April 9, 2012

RE: Note Purchase Agreement dated as of November 1, 2010, as heretofore amended

and

Floating Rate Senior Secured Guaranteed Notes due May 3, 2014

To Sun Life Assurance Company of Canada

Ladies and Gentlemen:

This Second Amendment and Waiver to Note Purchase Agreement (this “Amendment”) is made as of April 9, 2012, by and among Great Plains Natural Gas Company, an Ohio corporation (the “Issuer”), Lightning Pipeline Company, Inc., an Ohio corporation (“Lightning”), Spelman Pipeline Holdings, LLC, an Ohio limited liability company (“Spelman”), Kidron Pipeline, LLC, an Ohio limited liability company (“Kidron”), Gas Natural Service Company, LLC, an Ohio limited liability company (“Service Company”), and Gas Natural Inc., an Ohio corporation (the “Parent”; the Parent, Lightning, Spelman, Kidron and Service Company are referred to herein, collectively, as the “Guarantors” and, individually, as a “Guarantor”), and Sun Life Assurance Company of Canada (the “Purchaser”).

Reference is made to the Note Purchase Agreement dated as of November 1, 2010, by and among the Issuer, Lightning, the Parent and the Purchaser, as amended by that certain First Amendment and Joinder to Note Purchase Agreement dated as of May 3, 2011, by and among the Issuer, the Guarantors and the Purchaser (as so amended, the “Current Note Purchase Agreement”), pursuant to which, among other things, (i) the Issuer sold to the Purchaser its Floating Rate Senior Secured Guaranteed Notes due May 3, 2014 in the original aggregate principal amount of $3,000,000 (the “Notes”) and (ii) each of the Guarantors agreed to jointly and severally guarantee the Guaranteed Obligations (as defined therein). Capitalized terms used in this Amendment without definition shall have the meanings given such terms in the Current Note Purchase Agreement, as amended by this Amendment (as so amended, and as from time to time further amended, restated, supplemented or otherwise modified, the “Note Purchase Agreement”).

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Obligors request the amendment and waiver of certain provisions of the Current Note Purchase Agreement as hereinafter provided.

Great Plains Natural Gas Company	Second Amendment and Waiver
to Note Purchase Agreement

Upon your acceptance hereof in the manner hereinafter provided and upon satisfaction of all conditions to the effectiveness hereof and receipt by the Obligors of similar acceptances from the Purchaser, this Amendment shall be effective, but only in the respects hereinafter set forth:

SECTION 1. AMENDMENTS TO CURRENT NOTE PURCHASE AGREEMENT.

Section 1.1. Additional Obligors. Section 9.8 of the Current Note Purchase Agreement is hereby amended by adding the following sentence to the end thereof:

Notwithstanding the requirement to promptly comply with this Section 9.8, solely with respect to Gas Natural Energy Solutions, LLC, an Ohio limited liability company (“Solutions”), and Independence Oil, LLC, an Ohio limited liability company (“Independence” and together with Solutions, the “New Subsidiaries”), the Obligors shall be deemed to have timely complied with this Section 9.8 if, on or prior to May 31, 2012, such New Subsidiaries either (i) accede to this Agreement and the Collateral Documents in accordance with the first sentence of this Section 9.8 or (ii) provide evidence detailing such Subsidiary’s inability to accede to this Agreement and the Collateral Documents in accordance with the second and third sentences of this Section 9.8.

Section 1.2. Restricted Payments LC. Section 9 of the Current Note Purchase Agreement is hereby amended by adding a new Section 9.11 at the end thereof as follows:

Section 9.11. Restricted Payments LC. On or prior to May 15, 2012, the Purchaser shall have received delivery of an original irrevocable standby letter of credit (the “LC”) from PNC Bank, National Association or another bank reasonably acceptable to the Purchaser (the “LC Issuer”), along with duly executed copies of any reimbursement agreement and any other documentation between any Obligor and the LC Issuer with respect to the LC, which LC shall include the following terms: (i) shall be in favor of Sun Life Assurance Company of Canada; (ii) shall be in a face amount of $750,000; (iii) may be drawn upon by Sun Life Assurance Company of Canada if and when any Event of Default has occurred and is continuing; (iv) shall remain outstanding until the earlier to occur of (x) the date on which (A) the aggregate amount of all Restricted Payments, determined as of the end of each fiscal quarter of the Parent for the four fiscal quarters then ending, is less than 70% of the Ohio Group Net Income for the four fiscal quarters then ending, and (B) no Default or Event of Default then exists, each of which shall be confirmed in an Officer’s Certificate of a Senior Financial Officer delivered to the Purchaser, or (y) the indefeasible payment in full of the

Great Plains Natural Gas Company	Second Amendment and Waiver
to Note Purchase Agreement

Notes and all other Obligations under the Financing Agreements (the earlier of (x) and (y) shall be hereinafter referred to as the “LC Termination Date”); and (v) shall otherwise be in form and substance reasonably acceptable to the Purchaser. Following the LC Termination Date, the LC shall terminate and the Purchaser shall return the LC to the LC Issuer within ten (10) Business Days with instructions to cancel the undrawn portion of the LC.

Section 1.3. Restrictions on Dividends and Distributions. Section 10.5 of the Current Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

Section 10.5. Restrictions on Dividends and Distributions. The Obligors shall not, and shall not permit any Restricted Subsidiary to, make any dividend, distribution, redemption or repurchase (collectively, a “Restricted Payment”) with respect to the shares of capital stock or pursuant to any option, or put agreement (other than dividends and distributions which, in each case, consist solely of shares of capital stock) if, (i) at the time of such Restricted Payment, an Event of Default or Default has occurred and is continuing or would be caused by such Restricted Payment, or (ii) with respect to the members of the Ohio Group (other than the Parent), the Restricted Payment would cause the aggregate amount of all Restricted Payments, determined as of the end of each fiscal quarter of the Parent for the four fiscal quarters then ending, to exceed seventy percent (70%) of the Ohio Group Net Income for the four fiscal quarters then ending.

For the avoidance of doubt, the Obligors shall not, and shall not permit any Restricted Subsidiary to, make any Restricted Payment at any time prior to the LC Termination Date.

Section 1.4. Events of Default. Section 11(c) of the Current Note Purchase Agreement is hereby amended by deleting the phrase “the Issuer” therein and adding the phrase “an Obligor” in lieu thereof.

Section 1.5. Amendment to the defined term “Consolidated Coverage Ratio”. The definition of “Consolidated Coverage Ratio” set forth in Schedule B of the Current Note Purchase Agreement is hereby amended effective October 1, 2011 by deleting the term “Consolidated EBIT” therein and adding the term “Consolidated EBITDA” in lieu thereof.

Great Plains Natural Gas Company	Second Amendment and Waiver
to Note Purchase Agreement

Section 1.6. Amendment to the defined term “Consolidated EBIT”. The definition of “Consolidated EBIT” set forth in Schedule B of the Current Note Purchase Agreement is hereby amended effective October 1, 2011 by (i) renaming the term “Consolidated EBITDA” and (ii) amending and restating the definition thereof in its entirety to read as follows:

“Consolidated EBITDA” means, for any period, the sum of Consolidated Net Income, plus (to the extent deducted in computing Consolidated Net Income) the sum of (i) interest expense, (ii) any provision for federal, state and local income taxes, (iii) depreciation and (iv) amortization, each of the foregoing determined on a consolidated basis for the Parent and its Subsidiaries in accordance with GAAP, but excluding from such calculation any extraordinary non-operating income or loss and any gain or loss from any non-recurring transactions.

Section 1.7. Amendment to the defined term “Consolidated Net Income”. The definition of “Consolidated Net Income” set forth in Schedule B of the Current Note Purchase Agreement is hereby amended effective October 1, 2011 by adding the following sentence at the end thereof:

To the extent determined in the calculation thereof, all legal fees and expenses in connection with the audit disagreement between the members of the Ohio Group and the Public Utilities Commission of Ohio that were incurred by the members of the Ohio Group during the fiscal year ended December 31, 2011 in an aggregate amount of up to $329,518, shall be excluded from the determination of Consolidated Net Income for purposes of calculating the Obligors’ compliance with Section 10.4(b) for each testing period ending during such fiscal year.

Section 1.8. Amendment to the defined term “Ohio Group Coverage Ratio”. The definition of “Ohio Group Coverage Ratio” set forth in Schedule B of the Current Note Purchase Agreement is hereby amended effective October 1, 2011 by deleting the term “Ohio Group EBIT” therein and adding the term “Ohio Group EBITDA” in lieu thereof.

Section 1.9. Amendment to the defined term “Ohio Group EBIT”. The definition of “Ohio Group EBIT” set forth in Schedule B of the Current Note Purchase Agreement is hereby amended effective October 1, 2011 by (i) renaming the term “Ohio Group EBITDA” and (ii) amending and restating the definition thereof in its entirety to read as follows:

“Ohio Group EBITDA” means, for any period, the sum of Ohio Group Net Income, plus (to the extent deducted in computing Ohio Group Net Income) the sum of (i) interest expense, (ii) any provision for federal, state and local income taxes, (iii) depreciation and (iv) amortization, each of the foregoing determined on a consolidated basis for the members of the Ohio Group in accordance with GAAP, but excluding from such calculation any extraordinary non-operating income or loss and any gain or loss from any non-recurring transactions.

Great Plains Natural Gas Company	Second Amendment and Waiver
to Note Purchase Agreement

Section 1.10. Amendment to the defined term “Ohio Group Net Income”. The definition of “Ohio Group Net Income” set forth in Schedule B of the Current Note Purchase Agreement is hereby amended effective October 1, 2011 by adding the following sentence at the end thereof:

To the extent determined in the calculation thereof, all legal fees and expenses in connection with the audit disagreement between the members of the Ohio Group and the Public Utilities Commission of Ohio that were incurred by the members of the Ohio Group during the fiscal year ended December 31, 2011 in an aggregate amount of up to $329,518, shall be excluded from the determination of Ohio Group Net Income for purposes of calculating the Obligors’ compliance with Section 10.4(a) for each testing period ending during such fiscal year.

Section 1.11. Amendment to add the new defined term “LC Termination Date”. Schedule B to the Current Note Purchase Agreement is hereby further amended by adding the following new definition thereto in proper alphabetical order:

“LC Termination Date” is defined in Section 9.11.

SECTION 2. LIMITED WAIVER.

Section 2.1. Specified Defaults.

(a) Restrictions on Dividends and Distributions. The Obligors have advised the Purchaser that (i) an Event of Default has occurred and is continuing under Section 11(c) of the Current Note Purchase Agreement for the fiscal year ending December 31, 2011 by reason of the Obligors making certain Restricted Payments during such fiscal year in the aggregate amount of $1,630,704.96 (the “2011 Payments”) that exceeded 60% of Ohio Group Net Income for the fiscal year 2011 in violation of Section 10.5(ii) of the Current Note Purchase Agreement and (ii) a separate Event of Default has occurred and is continuing under Section 11(c) of the Current Note Purchase Agreement by reason of the Obligors making certain additional Restricted Payments on January 31, 2012 in the aggregate amount of $135,892.08 (the “2012 Payments”, and together with the 2011 Payments, the “Specified Payments”) at a time when an Event of Default was in existence in violation of Section 10.5(i) of the Note Purchase Agreement (the Events of Default described in the foregoing clauses (i) and (ii) are collectively referred to as the “Section 10.5 Defaults”).

(b) Additional Obligors. The Obligors have advised the Purchaser that an Event of Default has occurred and is continuing under Section 11(d) of the Current Note Purchase Agreement by reason of the Obligors’ failing to cause Independence and Solutions to timely accede to (or demonstrate why such Subsidiaries cannot accede to) the Current Note Purchase Agreement and the Collateral Documents in violation of Section 9.8 of the Current Note Purchase Agreement (the “Section 9.8 Default” and together with the Section 10.5 Defaults, the “Specified Defaults”).

Great Plains Natural Gas Company	Second Amendment and Waiver
to Note Purchase Agreement

Section 2.2. Waiver of Specified Defaults.

(a) Restrictions on Dividends and Distributions. Upon the effectiveness of this Amendment, the Purchaser hereby waives the Section 10.5 Defaults. Upon the effectiveness of this Amendment, the Purchaser also hereby waives any Event of Default that may occur under Section 10.5(ii) of the Note Purchase Agreement for any of the fiscal quarters ending March 31, 2012, June 30, 2012, September 30, 2012 and December 31, 2012 solely as a result of the Specified Payments (but no other Restricted Payments). For the avoidance of doubt, the Specified Payments shall be included as “Restricted Payments” for all purposes under the Note Purchase Agreement, including, without limitation, (i) determining the aggregate amount of Restricted Payments as of March 31, 2012, June 30, 2012, September 30, 2012 and December 31, 2012 for the period of four fiscal quarters ending on each such date, that are permitted to be made under Section 10.5(ii) of the Note Purchase Agreement, and (ii) determining the LC Termination Date.

(b) Additional Obligors. Upon the effectiveness of this Amendment, the Purchaser hereby waives the Section 9.8 Default and, in exchange therefore, the Obligors hereby agree to timely comply with Section 9.8 of the Note Purchase Agreement.

Section 2.3. Limitation on Waiver. The foregoing waivers shall not constitute a waiver of any other existing or future Default, Event of Default, or other breach or violation of any term of the Current Note Purchase Agreement, the Note Purchase Agreement or any of the Financing Agreements. Without limiting the foregoing, the Obligors hereby acknowledge and agree that the Purchaser’s execution of this Amendment shall not be construed as a release, waiver, or modification of any of the terms, conditions, representations, warranties, covenants, rights, or remedies set forth in the Current Note Purchase Agreement or the other Financing Agreements, except as provided herein. The foregoing waivers are not intended to, nor shall they, establish any course of dealing among the Obligors and the Purchaser and shall not constitute a continuing waiver of any kind.

SECTION 3. CONDITIONS PRECEDENT.

This Amendment shall not become effective until, and shall become effective on, the Business Day when each of the following conditions shall have been satisfied (the “Effective Date”):

(a) The Purchaser shall have received this Amendment, duly executed by each Obligor.

(b) The Purchaser shall have consented to this Amendment as evidenced by its execution hereof.

(c) The representations and warranties of the Obligors set forth in Section 4 hereof shall be true and correct as of the date of the execution and delivery of this Amendment and as of the Effective Date.

Great Plains Natural Gas Company	Second Amendment and Waiver
to Note Purchase Agreement

(d) Any consents from any holder or holders of any outstanding security or indebtedness of the Obligors and any amendments of agreements pursuant to which any securities or indebtedness may have been issued which shall be necessary to permit the consummation of the transactions contemplated hereby shall have been obtained and all such consents or amendments shall be reasonably satisfactory in form and substance to the Purchaser and its special counsel.

(e) The Purchaser shall have received all reasonable and necessary final, non-appealable regulatory and other approvals in respect of the transactions contemplated by this Amendment and evidence that in respect of the transactions contemplated by this Amendment, the Obligors are in compliance with all applicable regulatory and statutory requirements.

(f) All corporate and other proceedings in connection with the transactions contemplated by this Amendment and all documents and instruments incident to such transactions shall be satisfactory to the Purchaser and its special counsel, and the Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as the Purchaser or its special counsel may reasonably request.

(g) The Purchaser shall have received such certificates of officers of the Obligors as it may reasonably request with respect to this Amendment and the transactions contemplated hereby.

(h) The Obligors shall have paid the fees and disbursements of the Purchaser’s special counsel, Chapman and Cutler LLP, incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and the transactions contemplated hereby (which fees and disbursements shall be reflected in the statement of such special counsel delivered to the Obligors at least one Business Day prior to the proposed Effective Date).

(i) The Purchaser shall have received by wire transfer to its account specified in Schedule A to the Note Purchase Agreement (or otherwise specified to the Obligors in a separate writing) a non-refundable amendment fee equal to $5,000.

SECTION 4. REPRESENTATIONS AND WARRANTIES.

The Obligors hereby, jointly and severally, represent and warrant to the Purchaser that as of the date of execution and delivery of this Amendment and as of the Effective Date:

(a) Each Obligor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

(b) Each Obligor has the requisite power to own its property and to carry on its business as now being conducted.

Great Plains Natural Gas Company	Second Amendment and Waiver
to Note Purchase Agreement

(c) Each Obligor is duly qualified and in good standing as a foreign corporation or limited liability company, as applicable, authorized to do business in each jurisdiction in which the failure to do so would, individually or in the aggregate, have a Material Adverse Effect.

(d) This Amendment, the Note Purchase Agreement and the transactions contemplated hereby are within the requisite powers of each Obligor, have been duly authorized by all necessary corporate or limited liability company action, as applicable, on the part of each Obligor, and this Amendment and the Note Purchase Agreement have been duly executed and delivered by each Obligor and constitute legal, valid and binding obligations of each Obligor enforceable in accordance with their respective terms.

(e) After giving effect to this Amendment, there are no Defaults or Events of Default under the Note Purchase Agreement.

(f) The execution, delivery and performance of this Amendment and the Note Purchase Agreement do not and will not result in a violation of or default under (i) the organizational documents of any Obligor, (ii) any agreement to which any Obligor is a party or by which any Obligor is bound or to which any Obligor or any of its properties is subject, (iii) any order, writ, injunction or decree binding on any Obligor, or (iv) any statute, regulation, rule or other law applicable to any Obligor.

(g) No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Obligors of this Amendment.

(h) All of the representations and warranties of the Obligors set forth in Section 5 of the Current Note Purchase Agreement, other than those contained in Sections 5.3, 5.4, 5.5, 5.13, 5.14, 5.15 and the last sentence of Section 5.22, are true and correct in all respects.

SECTION 5. MISCELLANEOUS.

Section 5.1. Ratification of the Current Note Purchase Agreement. Except as amended herein, all terms and provisions of the Current Note Purchase Agreement and related agreements and instruments are hereby ratified, confirmed and approved in all respects. If and to the extent that any of the terms or provisions of the Current Note Purchase Agreement are in conflict or inconsistent with any of the terms or provisions of this Amendment, this Amendment shall govern.

Section 5.2. References to the Note Purchase Agreement. Each reference in the Current Note Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” or words of similar import in instruments or documents provided for in the Current Note Purchase Agreement or delivered or to be delivered thereunder or in connection therewith, shall, except where the context otherwise requires, be deemed a reference to the Note Purchase Agreement.

Great Plains Natural Gas Company	Second Amendment and Waiver
to Note Purchase Agreement

Section 5.3. Governing Law. This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Ohio excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 5.4. Survival. All warranties, representations, and covenants made by the Obligors herein will be considered to have been relied upon by the Purchaser and will survive the execution and delivery of this Amendment.

Section 5.5. Successors and Assigns. This Amendment will inure to the benefit of and be binding upon the successors and assigns of each of the parties. The provisions of this Amendment for the benefit of the Purchaser are intended in all cases, whether explicitly so stated or not, to be for the benefit of all holders, from time to time, of the Notes, and will be enforceable by any such holder, whether or not an express assignment to such holder of rights under this Amendment has been made by the Purchaser or its successors or assigns.

Section 5.6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by facsimile or email shall be as effective as delivery of a manually executed counterpart of this Amendment.

Section 5.7. Severability. Whenever possible, each provision of this Amendment will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Amendment unless the consummation of the transactions contemplated hereby is materially adversely affected thereby.

Section 5.8. No Novation. This Amendment shall, in no way, be deemed as a novation of the terms of the Current Note Purchase Agreement.

Section 5.9. Further Assurances. At the Obligors’ expense, the parties hereto shall execute and deliver such additional documents and take such further action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

Great Plains Natural Gas Company	Second Amendment and Waiver
to Note Purchase Agreement

The execution hereof by the Purchaser shall constitute a contract among the Obligors and the Purchaser for the uses and purposes hereinabove set forth. This Amendment may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

GREAT PLAINS NATURAL GAS COMPANY, as a
Guarantor

By	/s/ Thomas J. Smith
Name: Thomas J. Smith
Title: Chief Financial Officer

LIGHTNING PIPELINE COMPANY, INC., as a
Guarantor

By	/s/ Thomas J. Smith
Name: Thomas J. Smith
Title: Chief Financial Officer

KIDRON PIPELINE, LLC, as a Guarantor

BY NORTHEAST OHIO NATURAL GAS CORP.,
Sole Member

By	/s/ Thomas J. Smith
Name: Thomas J. Smith
Title: Chief Financial Officer

Great Plains Natural Gas Company	Second Amendment and Waiver
to Note Purchase Agreement

SPELMAN PIPELINE HOLDINGS, LLC, as a
Guarantor

BY LIGHTNING PIPELINE COMPANY, INC., Sole
Member

By	/s/ Thomas J. Smith
Name: Thomas J. Smith
Title: Chief Financial Officer

GAS NATURAL SERVICE COMPANY, LLC, as a
Guarantor

By	/s/ Richard M. Osborne
Name: Richard M. Osborne
Title: Manager

GAS NATURAL INC., as a Guarantor

By	/s/ Thomas J. Smith
Name: Thomas J. Smith
Title: Chief Financial Officer

Great Plains Natural Gas Company	Second Amendment and Waiver
to Note Purchase Agreement

This Amendment is hereby accepted and agreed to as of the date aforesaid.

SUN LIFE ASSURANCE COMPANY OF CANADA

By	/s/ Paul Sinclair
Name: Paul Sinclair
Title: Managing Director
Head of Private Debt
Private Fixed Income

By	/s/ John Chamberlain
Name: John Chamberlain
Title: Senior Director
Private Fixed Income